                                  Exhibit 4.21

                                                      Name: GCD Investments, LLC

                             SUBSCRIPTION AGREEMENT

Affinity International Travel Systems, Inc.
100 Second Avenue South
Suite 1100S
St. Petersburg, Florida 33701

Gentlemen:

The undersigned understands that Affinity International Travel Systems, Inc., a Nevada corporation (the "Company"), is offering for sale up to 2,142,857 shares of its Common Stock, $0.001 par value per share (the "Common Stock") for the Purchase Price set forth in Section 4 hereof.

The undersigned further understands that the offering is being made without registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on the exemption contained in Rule 504 of Regulation D under the Securities Act for transactions by an issuer not involving a public offering and the undersigned further understands that the undersigned is purchasing the Common Stock without being furnished any prospectus setting forth all of the information that would be required to be furnished under the Securities Act, and understands further that this offering is being made only to "accredited investors" (as defined in Rule 501 of Regulation D under the Securities Act).

These securities have not been registered with or approved by the Securities Division of the Attorney General's Office in Delaware. They are offered and sold pursuant to the Accredited Investor exemption provided by Section 503 of the Securities Rules and Regulations of the State of Delaware. Sales may only be made to accredited investors. Resale or disposal of these securities within Delaware may only be made pursuant to an exemption or an effective registration statement.

      1. Subscription. Subject to the terms and conditions of this Subscription Agreement (this "Agreement"), the undersigned hereby irrevocably subscribes for that number of shares of Common Stock set forth in Appendix A, which is payable as described in Section 4.

      2. Acceptance of Subscription and Issuance of Shares. It is understood and agreed that the Company has the right to accept or reject this subscription, in whole or in part, and that this subscription is accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the undersigned at the Closing referred to in Section 3.

      3. The Closing. The closing of the purchase and sale of the Common Stock (the "Closing") shall take place at the offices of the Company or such other mutually acceptable place on or before December 20, 1999 or at such time and place as the Company and the undersigned shall mutually agree upon. The Company may, at its option, elect to close the purchase and sale of the shares in one or more Closings.

      4. Payment for Shares. The undersigned shall make payment in the amount of Four Hundred Ninety Nine Thousand Nine Hundred Ninety Nine and 85/100 Dollars ($499,999.85) (the "Purchase Price"), for the Common Stock, less the costs, expenses, fees and commissions set forth on the attached Appendix B. The Purchase Price shall be paid to the Company via certified check, personal check, or wire transfer to the account designated by the Company. The Purchase Price, less any and all deductions therefrom as provided for herein, shall be paid in full to the Company not later than Friday, December 24, 1999 as set forth on Appendix B.

      5. Representations of the Company. As of the date of the Closing (the "Closing Date"), the Company represents as follows:

      (a) Valid Issuance. The Common Stock, when issued and paid for, will represent validly authorized, duly issued and fully paid and non-assessable shares of the Company, and the issuance thereof will not conflict with the Certificate of Incorporation or Bylaws of the Company nor with any outstanding warrant, option, call, preemptive right or commitment of any type relating to the Company's capital stock.

      (b) No Transfer Restrictions. Upon issuance to the undersigned, the Common Stock will be free from any and all restrictions on transfer, including pursuant to Rule 144 of the Securities Act except as agreed to by and between the undersigned and the Company herein; provided, however, that the undersigned must be in full compliance with all requirements of Rule 504 of Regulation D under the Securities Act, Rule 144 of the Securities Act and all state securities laws.

      (c)   Other Representations and Agreements.

            i) Marketability. Prior to becoming a fully reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall maintain adequate current public information in satisfaction of the requirements for resales of restricted stock pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, and Rule 15c-2(11) promulgated under the Exchange Act, including, but not limited to, the publication over a nationally recognized reporting service or newswire of annual audited financial statements and semi-annual interim unaudited balance sheets and income statements, it being understood that the Company does not currently have audited financial statements for the year ended June 30, 1998. After the Company becomes a fully reporting company, the Company shall file all reports required under the Exchange Act.

      6. Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants to the Company and to each officer, director, and agent of the Company that:

      (a) Authority. The undersigned has all requisite authority to enter into this Agreement and to perform all the obligations required to be performed by the undersigned hereunder.

      (b) Access to Information. The undersigned is familiar with the business and financial condition, properties, operations and prospects of the Company. The undersigned has been furnished copies of the financial statements of the Company and all other documents requested by it and has had an opportunity to discuss the Company's business and financial condition, properties, operations and prospects with the Company's management. The undersigned has also had an opportunity to ask questions of officers of the Company, which questions were answered to his satisfaction. The undersigned understands that such discussions were intended to describe certain aspects of the Company's business and financial condition, properties, operations and prospects, but were not a thorough or exhaustive description.

      (c) Representations and Warranties as of Closing. The undersigned understands that, unless it notifies the Company in writing to the contrary at or before the Closing, all the undersigned's representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the undersigned.

      (d) Risk Factors. The undersigned understands that the purchase of the Common Stock involves substantial risks.

      (e) Knowledge, Skill and Experience. The undersigned has such knowledge, skill and experience in business, financial and investment matters so that is capable of evaluating the merits and risks of an investment in Common Stock. To the extent necessary, the undersigned has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and owning Common Stock.

      (f) Accredited Investor. The undersigned is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The undersigned has completed an Accredited Investor Questionnaire, a copy of which is attached hereto as Appendix C

      (g) Investment Intent. The undersigned is acquiring the Common Stock solely for its own beneficial account, for investment purposes, and not with a view to, or for immediate resale in connection with, any improper distribution of the Common Stock. The undersigned understands that the Common Stock has not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and of the other representations made by the undersigned in this Agreement. The undersigned understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

      (h) Stock Transfer Restrictions. The undersigned agrees: (i) that it will not sell, assign, pledge, give, transfer or otherwise dispose of the Common Stock or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Common Stock under the Securities Act and all applicable State Securities Laws or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; and (ii) that the Company and any transfer agent for the Common Stock shall not be required to give effect to any purported transfer of any of the Common Stock except upon compliance with the foregoing provisions.

      7. Conditions to Obligations of the Undersigned and the Company. The obligations of the undersigned to purchase and pay for the number of shares of Common Stock specified herein and of the Company to sell the Common Stock are subject to the satisfaction at or before the Closing of the following condition precedent:

      (a) Representations and Warranties. The representations and warranties of the Company contained in Section 5 and of the undersigned contained in Section 6 shall be true and correct on and as of the Closing in all respects with the same effect as though such representations and warranties had been made on and as of the Closing.

      (b) Payment of Third Party Payables. At or prior to the Closing Date, the Company shall have paid those certain third party payables set forth on the Appendix D attached hereto and made a part hereof.

      8. Additional Agreements.

      (a) Lock-Up Agreement. Without the prior written consent of the Company, which consent shall not be unreasonably withheld, the undersigned agrees not to sell any of the shares of Common Stock in a transaction on the public markets, whether through registration, sale pursuant to Rule 144 of the Securities Act, or otherwise, for a period of ninety (90) days following the Closing Date. It is acknowledged that any breach of this provision will cause irreparable harm to the Company for which there will be no adequate remedy at law and the Company shall be entitled, in addition to other remedies at law or in equity, to specific performance of this provision by the undersigned. In the event that the undersigned sells, transfers, assigns or otherwise disposes of any of the Common Stock in a non-public transaction, the purchaser or transferee of such Common Stock must agree to be bound by the provisions of this paragraph and must attest to such agreement in writing, a copy of which must be provided to the Company upon request.

      (b) Shareholders' Meetings. For so long as the undersigned or any affiliate or assignee of the undersigned is a shareholder of the Company, the Company shall notice and hold a general meeting of the shareholders of the Company not less than once every calendar year for the purpose of electing directors of the Company.

      9. Obligations Irrevocable. The obligations of the undersigned hereunder shall be irrevocable, except with the consent of the Company, until 5:00 p.m. EDT, December 20, 1999.

      10. Equitable Remedies. Each party hereto acknowledges that a refusal without just cause by such party to consummate the transactions contemplated hereby will cause irreparable harm to the other party, for which there may be no adequate remedy at law. A party not in default at the time of such refusal shall be entitled, in addition to other remedies at law or in equity, to specific performance of this Agreement by the party that so refused or failed to consummate the transactions contemplated hereby. In any action to enforce the terms of this Agreement, the successful party shall be entitled to recover its reasonable attorneys' fees, all costs and expenses from the party who refused or failed to perform this Agreement.

      11. Waiver, Amendment. Neither this Agreement nor any provisions of this Agreement shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

      12. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason of this Agreement shall be assignable by the Company without the prior written consent of the undersigned. The undersigned may assign, transfer, pledge, encumber, mortgage or otherwise alienate any of the rights afforded to it hereunder and the Company shall be bound by the terms hereof to such assignee or transferee; provided, however, that any assignment, transfer, or other alienation of any right hereunder by the undersigned shall be in compliance with all federal and state securities laws.

      13. Expenses. The Company shall pay all actual expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, any and all legal, travel, lodging, meals and other related transaction expenses of the undersigned and, upon request, submission of appropriate invoices and receipts. In any action to enforce the terms of this Agreement, the successful party shall be entitled to recover its reasonable costs and expenses, including reasonable attorneys' fees, from the party who refused or failed to perform this Agreement.

      14. Applicable Law. This Agreement shall be governed by and construed in accordance with the federal laws of the United State of America and the laws of the State of Nevada.

      15. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      16. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

      17. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

      (a)   If to the Company, to it at the following address:

            100 Second Avenue South
            Suite 1100S
            St. Petersburg, Florida 33701
            Attention: Daniel G. Brandano
            FAX: (727) 896-1403

            with a copy, which shall not constitute notice, to

            Brown Rudnick Freed & Gesmer
            One Financial Center
            Boston, Massachusetts 02111
            Attention: John Nossiff, Esq.
            Fax: (617) 856-8201

      (b)   If to the undersigned:

            GCD, LLC
            1209 Orange Street
            Wilmington, Delaware 19801

            and

            Gordon C. Dumont
            4821 Sheridan
            Metairie, Louisiana 70002
            with a copy, which shall not constitute notice, to:

            Locke Liddell & Sapp, LLP
            2200 Ross Avenue
            Suite 2200
            Dallas, Texas 75201-6776
            Attention: William C. Perez, Esq.
            FAX: (214) 740-8800

or at such other address as either party shall have specified by notice in writing to the other.

      16. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties and their respective successors and permitted assigns.

      17. Survival. All representations contained in this Agreement shall survive the closing of the issuance and sale of the shares of Common Stock.

      18. Notification of Changes. The undersigned hereby covenants and agrees to notify the Company upon the occurrence of any event before the closing of the purchase of the Common Stock pursuant to this Agreement which would cause any representation, warranty, or covenant of the undersigned contained in this Agreement to be false or incorrect.

     [The immediately following page contains the signatures of the parties]

      IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this 20th day of December, 1999.


                              Name: GCD, LLC,
                                    a Delaware limited liability company

                                    BY: GCD, LP,
                                        a Delaware limited partnership,
                                        its sole member


                                        BY:  /s/ Gordon C. Dumont
                                             -----------------------------
                                             Gordon C. Dumont,
                                             General Partner

Accepted as of
December 20, 1999

AFFINITY INTERNATIONAL
TRAVEL SYSTEMS, INC.


By:   /s/ D.G. Brandano
      -----------------------
      DANIEL G. BRANDANO
      President and
      Chief Executive Officer

                                   APPENDIX A

                          CONSIDERATION TO BE DELIVERED

-------------------------------------------------------------------------------

 Shares of Common Stock to be Acquired       Aggregate Amount to Be Paid
 -------------------------------------       ---------------------------
                                                      At Closing
                                                      ----------

               1,428,571                $499,999.85 less the amount of all
                                        expenses set forth on Appendix B hereto
                                        (the purchase price, exclusive of
                                        expenses, shall be paid to the Company
                                        in two (2) installments as follows: (1)
                                        $249,999.85 not later than Friday,
                                        December 24, 1999, and (2) $250,000.00
                                        not later than January 5, 2000)

-------------------------------------------------------------------------------

                                   APPENDIX B

                               COSTS AND EXPENSES

See attached.

                                   APPENDIX C

                         ACCREDITED INVESTOR CERTIFICATE

      The undersigned Investor hereby certifies that it is an Accredited Investor as that term is defined in Regulation D adopted pursuant to the Securities Act of 1933. The specific category(s) of Accredited Investor applicable to the undersigned is checked below.

___                           a. any natural person whose individual net worth,
                    or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

___                           b. any natural person who had an individual income
                    in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 and has a reasonable expectation of reaching the same income level in the current year;

___                           c. any bank as defined in section 3(a)(2) of the
                    Securities Act of 1933, as amended (the "Act"), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 (the "1940 Act") or a business development company as defined in section 2(a)(48) of the 1940 Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

___                           d. any private business development company as
                    defined in section 202(a)(22) of the Investment Advisers Act of 1940;

___                           e. any organization described in section 501(c)(3)
                    of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

___                           f. any director, executive officer, or general
                    partner of the Company;

 X                            g. any entity in which all of the equity owners
                    are accredited investors; or

___                           h. any trust, with total assets in excess of
                    $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section
                    230.506(b)(2)(ii) of Regulation D under the Act.

      IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Certificate as of the 20th day of December, 1999.

                              GCD Investments, LLC,
                                  a Delaware limited liability company

                                  BY:  GCD Investments, LP,
                                       a Delaware limited partnership,
                                       its sole member


                                       BY:  /s/ Gordon C. Dumont
                                            -----------------------------
                                            Gordon C. Dumont,
                                            General Partner

                                   APPENDIX D

                              THIRD PARTY PAYABLES

1.    Technology Consulting Partners in the amount of $30,000.00

2.    Xiotech in the amount of $25,000.00

3.    Purchase of Sun server from GCA in the amount of $31,000.00

4.    Sabre installation and upgrade fee in the amount of $40,000.00